EXHIBIT 4.1

EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE OF TRUST

(CIT Education Loan Trust 2005-1)

THIS FIRST SUPPLEMENTAL INDENTURE OF TRUST, dated as of September 15, 2006 (this “Supplemental Indenture”), is by and among CIT EDUCATION LOAN TRUST 2005-1, a Delaware statutory trust, as issuer (the “Issuer”), THE BANK OF NEW YORK, a New York banking corporation duly organized under the laws of the State of New York and authorized to exercise corporate trust powers, having its principal corporate trust office in New York, New York, as indenture trustee (the “Indenture Trustee”) and THE BANK OF NEW YORK, a New York banking corporation duly organized under the laws of the State of New York, as trust eligible lender trustee (“Trust Eligible Lender Trustee”), supplementing that certain Indenture of Trust, dated as of June 1, 2005 (the “Indenture”), by and among the Issuer, the Indenture Trustee and the Trust Eligible Lender Trustee. Capitalized terms used herein and not otherwise defined shall have the meanings as defined in Annex A to the Indenture.

W I T N E S S E T H:

WHEREAS, pursuant to and in compliance with Section 7.1(n) of the Indenture, the Issuer desires to amend the Indenture in certain respects hereinafter set forth;

WHEREAS, the Indenture Trustee has agreed to accept the amendments set forth herein and the Trust Eligible Lender Trustee has also agreed to such amendments; and

WHEREAS, pursuant to and in compliance with Section 7.1(n) of the Indenture, the parties hereto have received the necessary Rating Confirmations and wish to amend the Indenture in certain respects hereinafter set forth.

NOW THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the foregoing recitals are incorporated herein by reference and as follows:

Section 1.	Amendments.

(a)         Section 4.3(b) of the Indenture is hereby amended by replacing the words, at the beginning of such Section, “On or prior to the fifteenth (15th) Business Day of each month” with the following:

“On or prior to the fifteenth (15th) day of each month or if such day is not a Business Day, the next succeeding Business Day (or with respect to the deposits described in clauses fifth and sixth below, on or prior to the related Distribution Date)”

(b)         Clauses fifth and sixth of Section 4.3(b) of the Indenture are hereby amended and restated in their entirety as follows:

“(v)       fifth, on each Distribution Date, deposit into the Distribution Account, pro rata, for each Series of Class A Notes an amount equal to the interest accrued thereon during the related Accrual Period; and

(vi)       sixth, on each Distribution Date, deposit into the Distribution Account for the Class B Notes an amount equal to the interest accrued thereon during the related Accrual Period.”

(c)         Section 4.3(c) of the Indenture is hereby amended by replacing the words “On or prior to the fifteenth (15th) Business Day of each month in which a Distribution Date occurs” with “On or prior to each Distribution Date.”

(d)         Section 4.4(b) of the Indenture is hereby modified and amended retroactively, as of and from the Closing Date, by adding the following language to the first sentence of such Section after the phrase “Monthly Expense Payment Date”:

“or, in the event the Indenture Trustee has not received an invoice for the payment of such fee or rebate fee within one(1) Business Day of the Indenture Trustee’s receipt of such invoice”

(e)         The third sentence of Section 4.4(c) of the Indenture is hereby modified and amended retroactively, as of and from the Closing Date, by deleting the phrase “from and to the extent of the Available Funds on that Distribution Date after payment of the fees set forth in 4.4(b)” and inserting in its place the following phrase “from and to the extent of the Available Funds on that Distribution Date after allocation and/or payment, as applicable, of the fees set forth in 4.4(b).”

(f)         Section 4.10 of the Indenture is hereby modified, amended and restated retroactively, as of and from the Closing Date, in its entirety to read as follows:

“Section 4.10 Release; Sale or Exchange of Financed Student Loans. The Issuer may, without satisfaction of the Rating Agency Condition, sell or exchange any Financed Student Loan and the Indenture Trustee shall, upon receipt of an Issuer Order, take all actions reasonably necessary to effect the release from the lien of this Indenture any such Financed Student Loan if (x) such sale or exchange is for the purpose of making an Add-on Consolidation Loan, the following conditions are satisfied: (i) the Senior Parity Percentage, both before and after giving effect to such sale or exchange, shall at least equal the Required Senior Parity Percentage and (ii) if such sale or exchange occurs after the date on which the Parity Percentage first equals or exceeds the Required Parity Percentage, then the Parity Percentage, both before and after giving effect to such sale or exchange, shall at least equal the Required Parity Percentage or (y) such sale or exchange is for one of the following purposes: (i) to sell such Financed Student Loan to a

Guaranty Agency for claims payment because such Financed Student Loan is a defaulted Student Loan, (ii) such Financed Student Loan is to be sold to a Subservicer in connection with a required repurchase thereof resulting from the loss of the Guarantee on such Financed Student Loan as a result of servicing errors or (iii) such Financed Student Loan is to be sold to the Seller in connection with a required repurchase thereof pursuant to a Basic Document resulting from a breach of any representation or warranty relating to such Financed Student Loan, then such sale or exchange may be made upon receipt of such Issuer Order.”

(g)         Section 12.3 of the Indenture is hereby amended and restated in its entirety to read as follows:

“Section 12.3  Master Servicer’s Certificate. Together with each quarterly statement contemplated by Section 12.4, the Master Servicer shall deliver to the Indenture Trustee a certificate certified by an officer of the Master Servicer certifying to the accuracy of such quarterly statement.”

(h)         Section 12.4 of the Indenture is hereby amended and restated in its entirety to read as follows:

“Section 12.4   Statements to Noteholders. No later than the fifth (5th) day after each Distribution Date, the Issuer shall provide or cause to be provided to the Indenture Trustee (with a copy to the Rating Agencies) for the Indenture Trustee to forward within five (5) days of receipt to each Noteholder and to the Paying Agent for the Paying Agent to forward within five (5) days of receipt to each Certificateholder, a statement setting forth the following information with respect to the Notes and the Financed Student Loans as of the close of business on such Distribution Date (unless otherwise indicated):

(i)         the amount of payments with respect to each Series of Notes paid with respect to principal;

(ii)        the amount of payments with respect to each Series of Notes paid with respect to interest;

(iii)       the principal balance of Financed Student Loans as of the close of business on the last day of the related Collection Period;

(iv)       the Pool Balance as of the close of business on the last day of the related Collection Period;

(v)        the aggregate outstanding principal amount of the Notes of each Series both before and after giving effect to payments allocated to principal reported under clause (i) above;

(vi)       the Class A Percentage and the Class B Percentage;

(vii)      the Senior Parity Percentage as of the close of business on the last day of the related Collection Period (but assuming the Distribution Date payments described in clauses (i) and (ii) above have been made);

(viii)    the Parity Percentage as of the close of business on the last day of the related Collection Period (but assuming the Distribution Date payments described in clauses (i) and (ii) above have been made);

(ix)       the interest rate for any Series of variable rate Notes, indicating how such interest rate is calculated;

(x)        the amount of the servicing fees allocated (or, in the case of the statements provided under this Section 12.4 for the Distribution Dates occurring in September 2005, December 2005, March 2006, June 2006 and September 2006, allocated and/or paid) to the Master Servicer during the related Collection Period;

(xi)       the amount of the administration fee and the trustee fee, if any, allocated (or, in the case of the statements provided under this Section 12.4 for the Distribution Dates occurring in September 2005, December 2005, March 2006, June 2006 and September 2006, allocated and/or paid) during the related Collection Period;

(xii)      the amount of Available Funds received during the related Collection Period relating to Financed Student Loans;

(xiii)    the balance of the Capitalized Interest Account as of the close of business on the preceding Distribution Date, the amount of the payment to the Noteholders on such Distribution Date attributable to moneys in the Capitalized Interest Account, the amount of any deposits to the Capitalized Interest Account during the period from the immediately preceding Distribution Date to, and including, such Distribution Date, the amount of any other withdrawals from the Capitalized Interest Account during the period from the immediately preceding Distribution Date through the close of business on the most recent Distribution Date, and the ending balance of the Capitalized Interest Account as of the close of business;

(xiv)      the balance of the Distribution Account as of the close of business on the preceding Distribution Date, the amount of the payment to the Noteholders on such Distribution Date attributable to moneys in the Distribution Account, the amount of any deposits to the Distribution Account during the period from the immediately preceding Distribution Date to, and including, such Distribution Date, the amount of any other withdrawals from the Distribution Account during the period from the immediately preceding Distribution Date through the close of business on the most recent Distribution Date, and the ending balance of the Distribution Account as of the close of business;

(xv)      the balance of the Reserve Account as of the close of business on the preceding Distribution Date, the amount of the payment to the Noteholders on such Distribution Date attributable to moneys in the Reserve Account, the amount of any deposits to the Reserve Account during the period from the immediately preceding Distribution Date to, and including, such Distribution Date, the amount of any other withdrawals from the Reserve Account during the period from the immediately preceding Distribution Date through the close of business on the most recent Distribution Date, and the ending balance of the Reserve Account as of the close of business;

(xvi)     the balance of the Collection Account as of the close of business on the last day of the preceding Collection Period, the amount of any deposits to the Collection Account during the period from the last day of such preceding Collection Period to, and including, the last day of the Collection Period related to such Distribution Date, the amount of any withdrawals from the Collection Account during the period from the last day of such preceding Collection Period to, and including, the last day of the Collection Period related to such Distribution Date; and the ending balance of the Collection Account as of the close of business on the last day of such related Collection Period;

(xvii)   the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the related Collection Period;

(xviii)  the number and principal amount of Financed Student Loans, as of the close of business on the last day of the related Collection Period: (A) that are (t) eleven (11) to thirty (30) days delinquent, (u) thirty-one (31) to sixty (60) days delinquent, (v) sixty-one (61) to ninety (90) days delinquent, (w) ninety-one (91) to one hundred twenty (120) days delinquent, (x) one hundred twenty-one (121) to one hundred fifty (150) days delinquent, (y) one hundred fifty-one (151) days delinquent to one hundred eighty (180) days delinquent, (z) greater than one hundred eighty (180) days delinquent, and (B) for which claims have been filed with the appropriate Guaranty Agency and that are awaiting payment;

(xix)     the Value of the Trust Estate and Outstanding principal amount of the Notes as of the close of business on the last day of the related Collection Period;

(xx)      the number and percentage by dollar amount of (1) initial federal reimbursement claims for Financed Student Loans and (2) rejected federal reimbursement claims for Financed Student Loans, in each case, processed during the related Collection Period;

(xxi)     the principal balance of Financed Student Loans in each of the following statuses: (1) forbearance, (2) deferment, (3) claims, (4) in-school, (5) grace, and (6) repayment, in each case, as of the close of business on the last day of the related Collection Period; and

(xxii)   the principal balance of Financed Student Loans by type as of the close of business on the last day of the related Collection Period.

If an Event of Default shall have occurred and be continuing, the statements referred to above shall contain a description of the Event of Default. A copy of the statements referred to in this Section 12.4 may be obtained by any Noteholder by a written request to the Indenture Trustee, addressed to its Corporate Trust Office.

Within sixty (60) days after each April 15th of each year commencing with April 15th following the first issuance of the Notes under this Indenture, if required by Section 313(a) of the TIA, the Indenture Trustee shall transmit, pursuant to Section 313(c) of the TIA, a brief report dated as of such April 15th with respect to any of the events specified in such Section 313(a) which may have occurred since the later of the immediately preceding April 15th or the date of this Indenture. The Indenture Trustee shall transmit the reports required by Section 313(a) of the TIA at the time specified therein. Reports pursuant to this Section 12.4 shall be transmitted in the manner and to the Persons required by Sections 313(c)-(d) of the TIA.”

Section 1A.      Filing of Reports. Within seven (7) Business Days after the filing of this Supplemental Indenture with the Commission, amended and restated quarterly statements to Noteholders described in Section 1(h) of this Supplemental Indenture shall be delivered to the Indenture Trustee for the September 2005, December 2005, March 2006 and June 2006 Distribution Dates.

Section 2.        Reference to and Effect on the Indenture and any Related Documents. Upon the effectiveness of this Supplemental Indenture each reference in the Indenture to “this Indenture”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be, and any references to the Indenture in any other document, instrument or agreement executed and/or delivered in connection with the Indenture shall mean and be, a reference to the Indenture as amended hereby.

Section 3.         Effectiveness and Effect. This Supplemental Indenture shall be effective upon execution by each of the parties hereto and receipt of all executed counterparts of the signature pages by such parties. Except as otherwise modified by this Supplemental Indenture, the provisions of the Indenture shall continue in full force and effect and are hereby ratified, approved and confirmed.

Section 4.        Governing Law. This Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law). This Supplemental Indenture is subject to those provisions of the TIA that are required to be part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

Section 5.        Severability. Each provision of this Supplemental Indenture shall be severable from every other provision of this Supplemental Indenture for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Supplemental Indenture in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

Section 6.        Counterparts. This Supplemental Indenture may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

Section 7.         Trustee Disclaimer. The Indenture Trustee and the Trust Eligible Lender Trustee accept the amendment of the Indenture effected by this First Supplemental Indenture of Trust and agree to execute this First Supplemental Indenture of Trust, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Indenture Trustee and the Trust Eligible Lender Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture, as amended hereby. Without limiting the generality of the foregoing, the Indenture Trustee and the Trust Eligible Lender Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals and statements are made solely by the Issuer or for or with respect to (i) the validity, efficacy or sufficiency of this First Supplemental Indenture of Trust or any of the terms or provisions hereof, (ii) the proper authorization hereby by the Issuer by trustee action or otherwise, or (iii) the due execution hereof by the Issuer, and the Indenture Trustee and the Trust Eligible Lender Trustee make no representation with respect to any such matters.

Section 8.        Effectiveness. This First Supplemental Indenture of Trust shall be effective as of the date first written above upon the later to occur of: (i) execution by the Issuer, the Indenture Trustee, the Trust Eligible Lender Trustee and the Master Servicer; and (ii) the Indenture Trustee’s receipt of the Rating Confirmations.

[Remainder of page intentionally left blank]

                IN WITNESS WHEREOF, the Issuer, the Indenture Trustee and the Trust Eligible Lender Trustee have caused this Supplemental Indenture to be duly executed by their respective officers, hereunto duly authorized, all as of the day and year first above written.

CIT EDUCATION LOAN TRUST 2005-1,
By: Education Lending Services, Inc., as Administrator

By: /s/ Perry D. Moore
Name:	Perry D. Moore
Title:	Executive Vice President & Chief Financial Officer

THE BANK OF NEW YORK,
not in its individual capacity, but solely as Indenture Trustee

By: /s/ Eric Lindahl
Name:	Eric Lindahl
Title:	Agent

THE BANK OF NEW YORK,
not in its individual capacity but solely as Trust Eligible Lender Trustee

By: /s/ Nathan Turner
Name:	Nathan Turner
Title:	Agent

[Signatures continued on the following page]

[Signature Page to First Supplemental Indenture of Trust (CIT Education Loan Trust 2005-1)]

                Education Lending Services, Inc. hereby acknowledges and accepts the duties and obligations assigned to the Master Servicer in Article XII.

EDUCATION LENDING SERVICES, INC., as Master Servicer

By: /s/ Perry D. Moore
Name:	Perry D. Moore
Title:	Executive Vice President & Chief Financial Officer

[End of signatures]

[Signature Page to First Supplemental Indenture of Trust (CIT Education Loan Trust 2005-1)]